UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2019

SharpSpring, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36280	05-0502529
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5001 Celebration Pointe Avenue, Gainesville, FL	32608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 888-428-9605

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SHSP	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.     Entry into a Material Definitive Agreement.

On November 21, 2019, SharpSpring, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Marin Software Incorporated, a Delaware corporation (“Seller”). Pursuant to the terms and conditions set forth in the Asset Purchase Agreement, the Company purchased the assets used in Seller’s business unit providing small-to-medium business-focused display retargeting software products and services under the “Perfect Audience” brand name (the “Perfect Audience Business”) for approximately $4.6 million in cash and the assumption of certain specified liabilities (the “Purchase Price”, and such transaction, the “Asset Purchase”).

The Asset Purchase was consummated contemporaneously with execution of the Asset Purchase Agreement on November 21, 2019 (the “Closing”). Upon the consummation of the Asset Purchase, the Company commenced operation of the Perfect Audience Business. Seller agreed to provide certain services for a period of time following the Closing to facilitate the smooth transition of the Perfect Audience Business, and the Company extended an offer of employment to one Perfect Audience Business employee. Seller also agreed to maintain the registration of the second-level domain for a certain Internet sub-domain for a period of five years following the Closing on such terms as are specified within the Asset Purchase Agreement.

The Asset Purchase Agreement contains customary covenants of the Company and of Seller. Among other things, Seller and its affiliates agreed, for a period of one year following the Closing, to refrain from (a) soliciting for employment or hiring any transferred employee of the Perfect Audience Business (subject to customary exceptions for general solicitations) and (b) soliciting or enticing any customer of the Perfect Audience Business as of immediately prior to the Closing to purchase products or services from Seller or such affiliate that are directly competitive with the Perfect Audience Business (subject to customary exceptions).

The Asset Purchase Agreement contains customary representations and warranties of each of the Company and Seller. Pursuant to the Asset Purchase Agreement, following the Closing, (i) Seller has agreed to indemnify the Company and its affiliates for any losses arising from a breach of or inaccuracy in certain specified representations and warranties of Seller contained in the Asset Purchase Agreement and any liabilities relating to Seller’s business or the Perfect Audience Business not specifically assumed by the Company in connection with the Asset Purchase and (ii) the Company has agreed to indemnify Seller and its affiliates for any losses arising from the specified liabilities assumed by the Company in connection with the Asset Purchase.

The foregoing summary of the Asset Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Asset Purchase Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The representations, warranties and covenants contained in the Asset Purchase Agreement are subject to qualifications and limitations agreed to by the respective parties, including information contained in confidential schedules exchanged between the parties, were made only for the purposes of such and as of specified dates and were solely for the benefit of the parties to the Asset Purchase Agreement. A number of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the Asset Purchase Agreement instead of establishing these matters as facts and may be subject to a contractual standard of materiality different from what might be viewed as material to investors. Investors are not third-party beneficiaries under the Asset Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the transferred assets, the Perfect Audience Business, the Company or any of its subsidiaries or affiliates.

Item 2.01    Completion of Acquisition or Disposition of Assets.

Reference is made to the disclosure set forth above in Item 1.01 of this Current Report on Form 8-K.

Item 3.02.    Unregistered Sales of Equity Securities.

On November 22, 2019, the Company issued and sold 555,556 shares (the “Shares”) of its common stock, par value $0.001 per share, to funds managed by Greenhaven Road Investment Management, L.P. and other institutional stockholders of the Company (collectively, the “Investors”) for an aggregate purchase price of $5.0 million, in accordance with the terms of a Purchase Agreement dated November 20, 2019 (the “Share Purchase Agreement”) by and among the Company and the Investors. The Company believes that the offering and sale of the Shares to the Investors was exempt from registration requirements under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Each of the Investors represented its intention to acquire the Shares purchased by such Investor for such Investor’s own account, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

In connection with the Share Purchase Agreement, the Company entered into a Registration Rights Agreement dated as of November 20, 2019 by and among the Company and the Investors (the “Registration Rights Agreement”). Under the Registration Rights Agreement and subject to the terms and conditions thereof, the Company is required, no later than 30 days after the closing date of the sale of the Shares to the Investors, to prepare and file with the Securities and Exchange Commission a registration statement (the “Registration Statement”) covering the resales of the Shares by the Investors. The Company is further required under the Registration Rights Agreement to use commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, and to maintain the effectiveness of the Registration Statement in accordance with the terms of the Registration Rights Agreement.

Copies of the Share Purchase Agreement and the Registration Rights Agreement are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2019 the Company’s Board of Directors appointed Michael Power to serve as the Company’s Chief Financial Officer commencing on December 2, 2019 to hold office until the earlier election and qualification of his respective successor or until his earlier resignation or removal. As the Company’s Chief Financial Officer, Mr. Power will be responsible for overseeing the Company’s financial reporting and all other finance functions of the Company and all of the Company’s subsidiaries.

Bradley Stanczak, the Company’s current Chief Financial Officer, will step down from his role as Chief Financial Officer upon the commencement of Mr. Power’s appointment. Mr. Stanczak is expected to remain with the Company for a limited time in a non-executive role to assist Mr. Power with his transition into the Chief Financial Officer position.

There are no arrangements or understandings between Mr. Power and any other persons pursuant to which he was appointed the Company’s Chief Financial Officer. There is no family relationship between Mr. Power and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. Power that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Mr. Power, age 54, has over 30 years of finance and accounting experience. From June 2015 to March 2019, Mr. Power was Executive Vice President, Chief Financial Officer and Treasurer for ConnectWise, Inc., an IT management suite of SaaS software company. From 2005 to 2015, Mr. Power served as Vice President and Controller for CHUBB, formerly ACE Limited. Mr. Power holds an active CPA in the state of Pennsylvania, CGMA from the American Institute of CPAs and obtained a Bachelor of Science in Accountancy from Villanova University.

Mr. Power will enter into a written employee agreement with the Company whereby Mr. Power will receive as compensation, among other things, a base salary of $250,000 per year, along with an annual performance-based bonus compensation opportunity of $70,000. Additionally, Mr. Power will be granted Restricted Stock Units (“RSUs”) with a total quantity determined by the fair value of 100,000 options pursuant to the Company’s 2019 Equity Incentive Plan. The RSUs shall vest over a four year period, with 25% vesting after one year and monthly vesting thereafter. A copy of Mr. Power’s employee agreement is attached as Exhibit 10.3 to this Current Report Form 8-K and is incorporated herein by reference.

Item 8.01    Other Events

On November 21, 2019, the Company issued press releases relating to (1) the matters described under Item 5.02 and (2) the transactions described under Items 1.01, 2.01 and 3.02 of this Current Report on Form 8-K, respectively. Copies of the press releases are attached to this Current Report on Form 8-K as Exhibits 99.2 and 99.3, respectively, and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description
10.1
Share Purchase Agreement among SharpSpring, Inc., Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P., Special Situations Technology Fund II, L.P., Greenhaven Road Capital Fund 1, L.P., and Greenhaven Road Capital Fund 2, L.P.

10.2
Registration Rights Agreement among SharpSpring, Inc., Special Situations Private Equity Fund, L.P., Special Situations Technology Fund, L.P., Special Situations Technology Fund II, L.P., Greenhaven Road Capital Fund 1, L.P., and Greenhaven Road Capital Fund 2, L.P.

10.3	Employment Agreement between the Company and Michael Power
99.1	Asset Purchase Agreement dated November 21, 2019 by and between SharpSpring Inc., and Marin Software Inc.
99.2	Press Release dated November 21, 2019
99.3	Press Release dated November 21, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPSPRING, INC.

Dated: November 22, 2019	By:	/s/ Bradley M. Stanczak
Bradley M. Stanczak,
Chief Financial Officer

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